UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     October 11, 2012

Carter’s, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31829	13-3912933
(States or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Proscenium 1170 Peachtree Street NE, Suite 900 Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 745-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
On October 11, 2012, Carter's, Inc. (the “Company”) announced plans to consolidate its retail store and financial operations currently managed in its Shelton, Connecticut facility with the Company's Atlanta, Georgia -based operations. To enable the consolidation of these operations and to support its growth plans, the Company is evaluating its long-term space needs in the Atlanta area. The Company expects to complete this consolidation by the end of 2013.
The Company anticipates pre-tax consolidation-related expenses in the range of $35 million to $40 million over the next 12 to 18 months. The Company expects approximately $34 million of those charges to be cash, consisting of approximately $13 million of recruiting and relocation expenses, $10 million of employee severance and other benefit costs, $6 million of lease-related charges, and $5 million of other associated costs. The Company also expects approximately $3 million of those charges to be non-cash accelerated depreciation expense in connection with the office consolidation.
Cautionary Language
This report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company's future performance, including, without limitation, statements with respect to the Company's estimates of consolidation related charges, expected consummation and timing of the consolidation, expected business growth and benefits of the consolidation. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Factors that could cause actual results to materially differ include: the risk that actual charges could be greater than estimated as the consolidation is implemented, the risk that the consolidation may not be completed during the expected time frame or at all due to the delay on securing, or inability to secure, suitable facilities or other reasons, the risk that the company may not achieve the expected benefits of the consolidation as a result of business disruption or other factors, the acceptance of the Company's products in the marketplace; changes in consumer preference and fashion trends; seasonal fluctuations in the children's apparel business; negative publicity; the breach of the Company's consumer databases; increased production costs; deflationary pricing pressures and customer acceptance of higher selling prices; a continued decrease in the overall level of consumer spending; the Company's dependence on its foreign supply sources; failure of its foreign supply sources to meet the Company's quality standards or regulatory requirements; the impact of governmental regulations and environmental risks applicable to the Company's business; disruption to the Company's eCommerce business, distribution facilities, or in-sourcing capabilities; the loss of a product sourcing agent; increased competition in the baby and young children's apparel market; the ability of the Company to identify new retail store locations, and negotiate appropriate lease terms for the retail stores; the ability of the Company to adequately forecast demand, which could create significant levels of excess inventory; failure to successfully integrate Bonnie Togs into our existing business and realize growth opportunities and other benefits from the acquisition; failure to achieve sales growth plans, cost savings, and other assumptions that support the carrying value of the Company's intangible assets; and the ability to attract and retain key individuals within the organization. Many of these risks are further described in the most recently filed Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission under the headings "Risk Factors" and "Forward-Looking Statements." The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER’S, INC.

October 11, 2012                By:                /s/ BRENDAN M. GIBBONS

Name:    Brendan M. Gibbons

Title:	Senior Vice President of Legal & Corporate Affairs, General Counsel, and Secretary